Exhibit 11

                          CERNER CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER COMMON SHARE


                               Three Months Ended       Three Months Ended

                                    April 1                    March 31
                              ------------------         ------------------

                                     1995                        1994
                                     ----                        ----
Net earnings:                    $  4,541,000                $  3,002,000

Weighted average number of
   common and common stock
   equivalent shares:

   Weighted average number of
      outstanding common shares    14,065,394                  13,634,574

Dilutive effect (excess of number
   of shares issuable over number
   of shares assumed to be
   repurchased with the proceeds
   of exercised options based on
   the average market price
   during the period)                 881,058                   1,231,142
                                   ----------                  ----------

                                   14,946,452                  14,865,716

Earnings per common and
   common stock equivalent
   shares:                        $       .30                 $       .20
                                  ------------                -----------
                                  ------------                -----------

Weighted average number of
   common and common stock
   equivalent shares assuming
   full dilution:

      Additional dilutive effect
      (reduction in number of
      sharesassumed to be
      repurchased with the
      proceeds of exercised stock
      options and converted
      warrants based on the
      end of the period market
      price of the stock,
      if higher than the average
      price)                              8,825                    --
                                     ----------               ---------
                                     14,955,277               14,865,716
                                     ----------               ----------
                                     ----------               ----------

Earnings per common and common
   stock equivalent shares
   assuming full dilution:          $       .30              $       .20
                                    ------------             -----------
                                    ------------             -----------
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